UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2026

GRACE THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35776	98-1359336
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 Carnegie Center Suite 300 Princeton, New Jersey	08540
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 322-1602

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GRCE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Private Placement Offering

On August 4, 2026, Grace Therapeutics, Inc. (the “Company”), in connection with a private placement offering (the “Offering”) of the Company’s common stock, par value $0.0001 (the “Common Stock”), entered into with certain institutional and accredited investors (the “Investors”) (i) a securities purchase agreement (the “Purchase Agreement”), and (ii) a registration rights agreement (the “Registration Rights Agreement”).

Pursuant to the Purchase Agreement, the Company offered and sold in the Offering an aggregate of 4,761,904 shares of Common Stock (the “Shares”) at a purchase price of $2.10 per share.

Craig-Hallum Capital Group LLC acted as placement agent for the Offering. The Company has agreed to pay the placement agent customary placement fees in its capacity as placement agent in the Offering.

The gross proceeds to the Company from the Offering were approximately $10 million, before deducting placement agent fees and other offering expenses. The Offering closed on August 6, 2026 (the “Closing Date”).

Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to register for resale the Shares. The Company has agreed to use reasonable best efforts to cause the registration statement covering the resale of the Shares to be declared effective as promptly as possible after the filing thereof, but no later than the earlier of (a) the 60th calendar day following the initial filing date of the initial registration statement if the Securities and Exchange Commission (the “SEC”) notifies the Company that it will “review” the initial registration statement and (b) the fifth business day after the date the Company is notified by the SEC that the initial registration statement will not be “reviewed” or will not be subject to further review. The Company also agreed to use reasonable best efforts to keep such registration statement effective until the earlier of the date the Shares covered by such registration statement have been sold or may be resold pursuant to Rule 144 without restriction. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Shares.

Pursuant to the terms of the Purchase Agreement, the Company may not, subject to certain exceptions, until the later of (a) 90 days from the Closing Date and (b) 30 days after the effective date of the registration statement filed pursuant to the Registration Rights Agreement, (i) issue shares of Common Stock or Common Stock equivalents, (ii) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Common Stock or (iii) file with the SEC a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) relating to any shares of Common Stock or Common Stock equivalents, except pursuant to the terms of the Registration Rights Agreement.

The Shares were sold and issued without registration under the Securities Act in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to the full text of the Form of Purchase Agreement and the Form of Registration Rights Agreement, which are attached hereto as Exhibit 10.1 and 10.2, respectively, and are incorporated by reference into this Item 1.01.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 of this Current Report on Form 8-K regarding the Offering are incorporated by reference into this Item 3.02.

Item 8.01.	Other Events.

On August 4, 2026, the Company issued a press release announcing the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01.	Exhibits.

(d) Exhibits

Exhibit	Description
10.1#	Form of Securities Purchase Agreement.
10.2	Form of Registration Rights Agreement.
99.1	Press Release, dated August 4, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#
Certain schedules/exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedules will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRACE THERAPEUTICS, INC.

Date:	August 6, 2026	By:	/s/ Prashant Kohli
Prashant Kohli
Chief Executive Officer